SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 17, 2008

China Carbon Group, Inc.

(Exact name of Company as specified in charter)

Nevada	333-114564	98-0550699
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

c/o Xinghe Xingyong Carbon Co., Ltd.
787 Xicheng Wai
Chengguantown
Xinghe County
Inner Mongolia, China
Telephone: (86) 474-7209723
(Address of principal executive offices)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 - 9725
E-mail: alevitsky@srff.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2008, our board of directors approved a change in our fiscal year. Our fiscal year will be the fiscal year ending on December 31, which is the fiscal year for Xinghe Xingyong Carbon Co., Ltd. (“Xinghe Carbon”), a corporation organized under the laws of the Peoples’ Republic of China. As a result of the reverse acquisition which was completed on December 17, 2007, our business is the business of Xinghe Carbon. The balance sheet of Xinghe Carbon at December 31, 2006 and the statements of operations, stockholders’ equity and cash flows for the two years in the period ended December 31, 2006 were filed in our Form 8-K on December 28, 2007. The financial statements for our year ended December 31, 2007 will be filed in a Form 10-KSB for the period then ended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CARBON GRAPHITE GROUP, INC.
(Registrant)

Date: March 17, 2008	By:	/s/ Donghai Yu
Donghai Yu, CFO